STATE OF NORTH CAROLINA
COUNTY OF WASHINGTON
                  THIS AGREEMENT entered into as of the      day of
        , 1996 (the "Effective Date"), by and between UNITED
CAROLINA BANK ("UCB") and SAMUEL J. STYONS ("Employee").
                                W I T N E S S E T H:
                  WHEREAS, Employee heretofore has been employed as President and Chief Executive Officer of SEABOARD SAVINGS BANK, INC., SSB, ("Seaboard") and in such position has provided continued leadership and guidance in the growth and development of Seaboard's business; and,
                  WHEREAS, as of the Effective Date, Seaboard has been acquired by and merged into UCB; and,
                  WHEREAS, the Employee's experience and knowledge of Seaboard's operations, customers and affairs and his knowledge of and standing and reputation in Seaboard's market area would be of great benefit to UCB in its continuance of Seaboard's business; and, for that reason, UCB desires to retain Employee's services as an employee of UCB for the period specified, and Employee desires to become an employee of UCB; and,
                  WHEREAS, for that purpose, UCB and Employee have agreed and desire to enter into this Agreement to set forth the terms and conditions of Employee's employment with UCB.
                  NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, UCB and Employee hereby agree as follows:
                  1. Employment. UCB hereby agrees to employ Employee, and Employee hereby accepts employment with UCB, all upon the terms and conditions stated herein. As an employee of UCB, Employee will (i) serve as a Senior Vice President of UCB, or in such other position or with such other title or titles as shall be specified from time to time by UCB, (ii) provide such assistance to UCB as it may request from time to time regarding matters involving the former customers and employees of Seaboard, loan quality control and review, product conversion and other tasks relating to the former operations of Seaboard and the transition of control over such operations to UCB, (iii) promote UCB, its business and its business development activities in Seaboard's former market areas, and (iv) from time to time have such other duties and responsibilities, and render to UCB such other management services, as are customary for persons in Employee's position with UCB or as otherwise shall be assigned to him from time to time by UCB. In connection with the performance of his duties hereunder, Employee's office and principal employment location shall be at such place as UCB shall designate but, without Employee's consent, in no event more than 50 miles from the location of his principal residence on September __, 1995. Notwithstanding anything contained herein to the contrary, required business travel (including overnight travel) more than 50 miles from such principal residence in connection with his duties under this Agreement shall not constitute a violation of this Agreement.

                  Employee faithfully and diligently shall discharge his obligations under this Agreement and shall perform the duties associated with his position with UCB in a manner which is fully competent and reasonably satisfactory to UCB, and Employee shall use his best efforts to implement UCB's policies and procedures currently in effect or as are established from time to time by UCB.
                  Employee hereby agrees to devote all his working time and endeavors to the discharge of his duties under this Agreement, and, for so long as employment hereunder shall exist, Employee shall not engage in any other occupation which requires any amount of Employee's personal attention during UCB's regular business hours or which otherwise interferes with Employee's attention to or performance of his duties and responsibilities as an employee of UCB hereunder, unless Employee first shall have obtained the prior written consent of UCB; provided, however, that Employee may participate in civic and charitable activities in accordance with UCB's personnel policies and procedures applicable from time to time to all its employees.
                  Employee and UCB specifically agree that this Agreement supersedes that certain Employment Agreement dated May 11, 1993, between Employee and Seaboard (the "Seaboard Agreement"), and, as additional consideration for UCB's agreements and obligations under this Agreement, Employee hereby waives any and all his rights, and releases Seaboard and UCB from any and all obligations, under the Seaboard Agreement and agrees that the Seaboard Agreement hereby is terminated and shall be of no further force or effect.
                  2. Term. Unless sooner terminated as provided in this Agreement and subject to the right of either Employee or UCB to terminate Employee's employment at any time as provided herein, the term of Employee's employment with UCB under this Agreement (the "Term of Employment") shall be for a period commencing on the Effective Date and terminating at the close of UCB's business on December 31, 2001 (the "Expiration Date").

                  3. Compensation. For all services rendered by Employee to UCB under this Agreement, during the Term of Employment UCB shall pay Employee base salary at an annual rate of Ninety-one Thousand and No/100 Dollars ($91,000.00) ("Base Salary"), which amount shall be increased by 5% effective on each anniversary date of this Agreement. Base Salary paid under this Agreement shall be payable not less frequently than monthly in accordance with UCB's payroll policies and procedures. All compensation hereunder shall be subject to customary withholding taxes and such other employment taxes as are required by law.
                  4. Participation in Retirement and Employee Benefit Plans; Fringe Benefits. Subject to the terms and conditions of this Agreement, Employee shall be entitled to participate in any and all employee benefit programs and incentive compensation plans and programs maintained by or for UCB that are generally available to and which cover all UCB officers at Employee's job level or classification. Except as otherwise specifically provided herein, Employee's participation in such plans and programs shall be subject to and in accordance with the terms and conditions (including eligibility requirements) of such plans and programs, resolutions of UCB's (or its parent company's) Board of Directors establishing such programs and plans, and UCB's normal practices and established policies regarding such plans and programs.
                  Employee shall receive credit for past full years of service with Seaboard prior to the Effective Date for purposes of (i) participation and vesting in the United Carolina Bancshares Corporation Dollar Plus Savings Plan and Trust (the "Savings Plan") and the Pension Plan and Trust for the Employees of United Carolina Bancshares Corporation and Associated Companies (the "Pension Plan"), (ii) determining eligibility for participation in UCB's Retiree Medical Choice Plan, and (iii) determining eligibility for and level of benefits under UCB's vacation and sick leave policies. Otherwise, Employee shall be considered a new employee of UCB as of the Effective Date, and Employee shall not receive any credit for past years of service with Seaboard for any other purposes (including without limitation for the purpose of benefit accruals or the calculation of benefits under the Pension Plan). Notwithstanding anything contained herein to the contrary, if UCB shall believe in good faith that the granting of any such past service credit would not be permissible under the terms and requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), any governmental rules, regulations and policies thereunder, or any other law or regulations applicable to the operation of any such plan or program, or otherwise would expose any such plan or program or UCB or Bancshares to any penalty, then UCB shall not be required to give Employee any such credit for past service with Seaboard.

                  The number of days of vacation and sick leave, respectively, which shall be available to Employee during 1996 as an employee of UCB shall be reduced by the number of days of vacation or sick leave used by Employee during 1996 prior to the Effective Date as an employee of Seaboard, and, except as provided below, Employee shall not be entitled to any credit with UCB for unused vacation leave, sick leave or other paid leave from Seaboard for 1995 or years prior thereto.

                  5. Standards.  Employee,  in the execution of his duties under this Agreement, at all times and in all respects shall comply with the United Carolina Bancshares Corporation Statement of Policy, Principles and Objectives (the "Code of Conduct"), as the same is in effect as of the Effective Date and as it may be amended or supplemented from time to time subsequent thereto, and with all applicable federal and state statutes and all rules, regulations, administrative orders, statements of policy and other pronouncements or standards promulgated thereunder.
                  6.       Noncompetition; Confidentiality.
                           (a)  General.  Employee hereby acknowledges and
agrees that (i) Seaboard has made a significant investment in the development of its business in the geographic area identified below as the "Relevant Market" and that, by virtue of UCB's acquisition of substantially all Seaboard's assets, UCB has acquired a valuable economic interest in Seaboard's business in the Relevant Market which it is entitled to protect; (ii) in the course of his past service on behalf of Seaboard and future service as an employee of UCB, he has gained and will continue to gain substantial knowledge of and familiarity with Seaboard's and UCB's customers and their dealings with them, and other information concerning Seaboard's and UCB's businesses, all of which constitute valuable assets and privileged information; and, (iii) in order to protect UCB's interest in and to assure it the benefit of its succession to Seaboard's business, it is reasonable and necessary to place certain restrictions on Employee's ability to compete against UCB and on his disclosure of information about UCB's and Seaboard's business and customers. For that purpose, and in consideration of UCB's agreements contained herein, Employee covenants and agrees as provided below.
                           (b)  Covenant Not to Compete.  During a period (the
"Noncompete Period") commencing on the date of this Agreement and ending on the date one (1) year following the effective date of any termination (for any reason, and whether by UCB or Employee, except as otherwise provided herein) of Employee's employment with UCB (whether during or after expiration of the Term of Employment) (the "Restriction Period"), Employee will not "Compete" (as defined below), directly or indirectly, with UCB in the geographic area consisting of Washington, Tyrrel, Martin and Bertie Counties, North Carolina, (the "Relevant Market"). Employee acknowledges and agrees that the Relevant Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect UCB's economic interest.
                           For the purposes of this Paragraph 6, the following
terms shall have the meanings set forth below:
                               Compete.  The term "Compete" means: (i)
soliciting or securing deposits from any Person residing in the Relevant Market for any Financial Institution; (ii) soliciting any Person residing in the Relevant Market to become a borrower from any Financial Institution, or assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any such Person; (iii) soliciting any Person residing in the Relevant Market to obtain any other service or product from any Financial Institution, (iv) inducing or attempting to induce any Person who was a Customer of Seaboard at the time of its acquisition by UCB, or who was a Customer of UCB on the date of termination of Employee's employment with UCB, to change any depository, loan and/or other banking relationship of the Customer from Seaboard or UCB to another Financial Institution; (v) acting as a consultant, officer, director, independent contractor, or employee of any Financial Institution that has its main or principal office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, supervision, business or operation of any office of such Financial Institution located in the Relevant Market; or (vi) communicating to any Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of Seaboard at the time of its acquisition by UCB, or who was a Customer of UCB at the date of termination of this Agreement or Employee's employment with UCB for any reason. However, notwithstanding anything contained herein to the contrary, for purposes of this Agreement the term "Compete" shall not include the sale of real estate owned by Employee or a corporation controlled by Employee, including such sales in which the Employee or such a corporation as seller accepts a purchase money promissory note and deed of trust or installment sale contract from the buyer to finance the purchase price of the real estate being sold.
                                    Customer.  The term "Customer of Seaboard"
means any Person with whom Seaboard has or has had a depository or loan relationship and/or to whom Seaboard has provided any other service or product, and the term "Customer of UCB" means any Person who or which is a resident of or located within the Relevant Market (as defined above) with whom UCB has or has had a depository or loan relationship and/or and/or to whom UCB has provided any other service or product.
                                    Financial Institution.  The term "Financial
Institution"  means (i) any  federal  or state  chartered  bank,  savings  bank, savings and loan association or credit union, (ii) any holding company for or corporation that owns or controls any such entity, (iii) any subsidiary or service corporation of any such entity or holding company, or any entity controlled in any way by any such entity or holding company, or (iv) any other Person engaged in the business of making loans of any type, soliciting deposits, or providing any other service or product that is provided by UCB or one of its affiliated corporations.
                                    Person.  The term "Person" means any natural
person or any corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.
                           (c)  Confidentiality Covenant.  Employee covenants
and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (whether financial or otherwise, and including any files, data or information maintained electronically, on microfiche or otherwise) relating to Seaboard or UCB and their respective lending and deposit operations and related businesses, regulatory examinations, financing sources, financial results and condition, Customers (including lists of Customers and former customers and information regarding their accounts and business dealings with Seaboard or UCB), prospective customers, contemplated acquisitions (whether of business or assets), ideas, methods, marketing investigations, surveys, research, policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are confidential and proprietary to UCB and are valuable, special and unique assets of UCB's business which are not directly reproducible from any other source and to which Employee has had access as an officer and employee of Seaboard and will have access during his employment with UCB. Employee agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private and privileged records and information of UCB, and (ii) during the Term of Employment and at all times following the termination of this Agreement or his employment for any reason, and except as shall be required in the course of the performance by Employee of his duties on behalf of UCB or otherwise pursuant to the direct, written authorization of UCB, Employee will not: divulge any such Confidential Information to any other Person; remove any such Confidential Information in written or other recorded form from UCB's premises; or make any use of any Confidential Information for his own purposes or for the benefit of any Person other than UCB. However, following the termination of Employee's employment with UCB, this Paragraph 6(c) shall not apply to any Confidential Information which then is in the public domain (provided that Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without UCB's consent), or which is obtained by Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information and who did not acquire such Confidential Information in a manner which constituted a violation of the covenants contained in this Paragraph 6(c) or which otherwise breached any duty of confidentiality.
                   (d)   Reasonableness   of   Restrictions.   If   any  of  the
restrictions set forth in this Paragraph 6 shall be declared invalid for any reason whatsoever by a court of competent jurisdiction, the validity and enforceability of the remainder of such restrictions shall not thereby be adversely affected. Employee acknowledges that Seaboard has had a substantial business presence in the Relevant Market, that UCB, through its purchase of Seaboard's business, has acquired a legitimate economic interest of Seaboard in those geographic areas which this Paragraph 6 specifically is intended to protect, and that the foregoing geographic and time limitations are reasonable and proper. In the event the Noncompete Period or any other such time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee hereby agrees to submit to the reduction of such period as the court shall deem reasonable. In the event the Relevant Market is deemed by a court of competent jurisdiction to be unreasonable, Employee hereby agrees that the Relevant Market shall be reduced by excluding any separately identifiable and geographically severable area necessary to make the remaining geographic restriction reasonable, but this Paragraph 6 shall be enforced as to all other areas included in the Relevant Market which are not so excluded.

                           (e)  Remedies for Breach.  Employee understands and
acknowledges that a breach or violation by him of any of the covenants contained in Paragraphs 6(b) and 6(c) shall be deemed a material breach of this Agreement and will cause substantial, immediate and irreparable injury to UCB, and that UCB will have no adequate remedy at law for such breach or violation. In the event of Employee's actual or threatened breach or violation of the covenant contained in either such Paragraph, UCB shall be entitled to bring a civil action seeking, and shall be entitled to, an injunction restraining Employee from violating or continuing to violate such covenant or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant. Employee agrees that, if UCB institutes any action or proceeding against Employee seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Employee shall be deemed to have waived the claim or defense that UCB has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by UCB of any such right, remedy, power or privilege shall not preclude UCB or its successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of UCB.
                           Notwithstanding anything contained herein to the
contrary, Employee agrees that the provisions of Paragraph 6(c) above and the remedies provided in this Paragraph 6(e) for a breach by Employee shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of UCB under any state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.
                           (f)  Survival of Covenants.  Employee's covenants
and agreements and UCB's rights and remedies provided for in this Paragraph 6 shall survive and remain fully in effect following expiration of the Term of Employment or any actual termination of Employee's employment with UCB (whether during or following expiration of the Term of Employment).
                  7.  Termination and Termination Pay.
                      (a) By Employee. Employee's employment under this Agreement may be terminated at any time by Employee upon sixty (60) days' written notice to UCB. Upon such termination, Employee shall be entitled to receive compensation through the effective date of such termination; provided however, that, upon receipt of any such notice of termination from Employee, UCB may elect for Employee not to serve out part or all of said notice period and, in such event, Employee's employment shall terminate on such date during the notice period as UCB shall specify, and in any such event UCB shall pay compensation to Employee only through the effective date of such termination.
                      (b) Death. Employee's employment under this Agreement automatically shall be terminated upon his death during the Term of Employment or upon the effective date of Employee's retirement with UCB's consent or under the terms of UCB's pension plan. Upon any such termination, Employee (or, in the case of Employee's death, his estate) shall be entitled to receive any compensation Employee shall have earned prior to the date of termination but which remains unpaid and, in the case of termination as a result of Employee's death, an amount equal to Employee's Base Salary for the remainder of the month during which Employee's death occurs.
                      (c) Disability. Subject to UCB's obligations and Employee's rights under (i) Title I of the Americans with
Disabilities Act, (Section Mark) 504 of the Rehabilitation Act, and the Family and Medical Leave Act, and to (ii) the vacation leave, disability leave, sick leave and any other leave policies of UCB, Employee's employment under this Agreement automatically shall be terminated in the event Employee becomes disabled during the Term of Employment and it is determined by UCB that Employee is unable to perform the essential functions of his job under this Agreement for sixty (60) business days or more during any 12-month period. Upon any such termination, Employee shall be entitled to receive any compensation Employee shall have earned prior to the date of termination but which remains unpaid, and shall be entitled to any payments provided under any disability income plan of UCB which is applicable to Employee.
                           In the event of any disagreement between Employee
and UCB as to whether Employee is physically or mentally incapacitated such as will result in the termination of Employee's employment pursuant to this Paragraph 7(c), the question of such incapacity shall be submitted to an impartial physician licensed to practice medicine in North Carolina for determination and who will be selected by mutual agreement of Employee and UCB or, failing such agreement, by two (2) physicians (one (1) of whom shall be selected by UCB and the other by Employee), and such determination of the question of such incapacity by such physician or physicians shall be final and binding on Employee and UCB. UCB shall pay the reasonable fees and expenses of such physician or physicians in making any determination required under this Paragraph 7(c).
                   (d) By UCB. UCB otherwise may terminate Employee's employment at any time during the Term of Employment and for any reason satisfactory to UCB (and whether or not for "Cause" as defined below). Upon any such termination of Employee's employment by UCB under this Paragraph 7(d) for "Cause", Employee shall have no further rights under this Agreement (including any right to receive compensation or other benefits for any period after such termination). Upon any such termination of Employee's employment by UCB during the Term of Employment under this Paragraph 7(d) which is not for "Cause," UCB shall continue to pay compensation to Employee each month through the unexpired portion of the Term of Employment in an amount equal to Employee's base salary (at Employee's base salary rate in effect at the time of such termination) plus an amount equal to the monthly amount available to Employee at the time of such termination for the purchase of benefits under UCB's flexible benefits "cafeteria" plan. However, UCB shall have no obligation or liability to Employee for any other benefits Employee would have if he continued as an employee of UCB.
                           Notwithstanding anything contained herein to the
contrary, before UCB may terminate Employee's employment for a Cause described in Paragraph 7(d)(i) below, UCB first shall give Employee ten (10) days written notice of the facts or circumstances constituting such Cause for termination, and, if during such period Employee shall cure such Cause to the reasonable satisfaction of UCB, then Employee's employment shall continue; provided however, that, in the event of any reoccurrence or further occurrence of the same Cause, UCB shall have no obligation to give Employee any further or additional notice or opportunity to cure prior to the termination of Employee's employment. No such notice shall be required in the case of termination of Employee's employment for any Cause other than as described above.
                           For purposes of this Paragraph 7(d), UCB shall have
"Cause" to terminate Employee's employment upon:
                           (i)        A determination by UCB, in good
faith, that Employee (A) has breached in any material respect any of the terms or conditions of this Agreement or of the Code of Conduct, (B) has failed in any material respect to perform or discharge his duties or responsibilities of employment, or (C) is engaging or has engaged in willful misconduct or conduct which is detrimental to the business prospects of UCB or which has had or likely will have a material adverse effect on UCB's business or reputation;
                            (ii)        The violation by Employee of any
applicable federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over UCB or any of its affiliates or subsidiaries (a "Regulatory Authority"), including but not limited to the Federal Deposit Insurance Corporation, the North Carolina Banking Commissioner, the North Carolina State Banking Commission, the Federal Reserve Board or any other banking regulator, which results from Employee's gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and results in any substantial damage, monetary or otherwise, to UCB or any of its affiliates or subsidiaries or to UCB's reputation;
                             (iii)          The commission in the course of
Employee's employment with UCB of an act of fraud, embezzlement, theft or proven personal dishonesty, or Employee's being charged with any felony or other crime involving moral turpitude (whether or not such act or charge involves the Bank or its assets or results in criminal indictment, charges, prosecution or conviction);
                            (iv)        The conviction of Employee of any
felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies Employee from serving as an employee or executive officer of, or a party affiliated with, UCB or its bank holding company; or, in the event Employee becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of UCB's affairs (or if proceedings for that purpose are commenced), by any Regulatory Authority;
                           (v)        The exclusion of Employee by the
carrier or underwriter from coverage under UCB's then current "blanket bond" or other fidelity bond or insurance policy covering its directors, officers or employees, or the occurrence of any event which UCB believes, in good faith, will result in Employee being excluded from such coverage, or having coverage limited as to Employee as compared to other covered officers or employees, pursuant to the terms and conditions of such "blanket bond" or other fidelity bond or insurance policy; or,


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                             (vi)        Employee's excessive use of any
addictive drug or use of any controlled substance, as defined at 21 U.S.C. (Section Mark) 802 and listed on Schedules I through V of 21 U.S.C. (Section
Mark) 812, as revised from time to time, and as defined by other federal laws and regulations, his use of legal drugs that have not been obtained legally or are not being taken as prescribed by a licensed physician, or his use of alcohol in a manner that adversely affects the performance of his job duties under this Agreement, prevents him from performing his job duties safely or creates a risk to the safety of others at the workplace; or,
                           (e)  Except as otherwise provided below, upon the
earlier of expiration of the Term of Employment or any actual termination of Employee's employment with UCB under this Agreement for any reason, the provisions of this Agreement likewise shall terminate and be of no further force or effect. Employee's covenants contained in Paragraph 6 above shall survive and remain in effect following expiration of the Term of Employment or any actual termination of Employee's employment (whether during or following expiration of the Term of Employment); and, provided further, that UCB's obligation for the continued payments under Paragraph 7(d) above following termination of Employee's employment by UCB not for "Cause," shall survive and remain in effect following any termination of this Agreement. However, notwithstanding anything contained herein to the contrary, Employee's covenants not to Compete contained in Paragraph 6(b) above shall not remain in effect following the termination of Employee's employment by UCB not for "Cause."
                  8. Additional Regulatory Requirements. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that UCB (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if:
                       (a) UCB is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner; or,

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                        (b)      in the opinion of counsel to UCB such payment
or action (i) would be prohibited by or would violate any provision of state or federal law applicable to UCB, including without limitation the Federal Deposit Insurance Act as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (iii) otherwise would be prohibited by any Regulatory Authority.
                  9.       Successors and Assigns.
                       (a)      This Agreement shall inure to the benefit of
and be binding upon any corporate or other successor of UCB which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of UCB.
                       (b) UCB is contracting for the unique and personal skills of Employee. Therefore, Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of UCB.
             10. Modification; Waiver; Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.
             11. Applicable Law. The parties hereto agree that without regard to principles of conflicts of laws, the internal laws of the State of North Carolina shall govern and control the validity, interpretation, performance and enforcement of this Agreement and that any suit or action relating to this Agreement


                                     16

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shall be  instituted  and  prosecuted  in the Courts of the County of  Columbus,
State of North Carolina, and each party hereto hereby does waive any right or defense relating to such jurisdiction and venue, except to the extent that federal law shall be deemed to apply.
             12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
             13. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
             15. Notices. Except as otherwise may be provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when deposited with the United States Postal Service, registered or certified mail, postage prepaid, as follows:
                  If to UCB:

                           United Carolina Bank
                             127 West Webster Street
                               Post Office Box 632
                        Whiteville, North Carolina 28472

                           Attention: David L. Thomas

                           With a copy to:

                                    William R. Lathan, Jr., Esq.
                                    Ward and Smith, P.A.
                                    1001 College Court
                                    Post Office Box 867
                                    New Bern, North Carolina 28560

                  If to Employee:

                           Samuel J. Styons

                         Plymouth, North Carolina 27962



                                    17

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Such notice shall be deemed to be received upon receipt or refusal, if delivered by hand, or upon receipt or refusal as evidenced by the return receipt therefor, if delivered by registered or certified mail.
                  15. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.
                  16. Entire Agreement. This Agreement and the Exhibits and other documents attached hereto and incorporated herein by reference contain the entire understanding and agreement of the parties, and there are no agreements, promises, warranties, covenants or undertakings other than those expressly set forth or referred to herein.

                  IN WITNESS WHEREOF, UCB has caused this Agreement to be executed by its duly authorized officer in pursuance of authority duly given by its Board of Directors, and Employee has set hereunto his hand and adopted as his seal the typewritten word "SEAL" appearing beside his name, all as of the day and year first above written.

                                  UNITED CAROLINA BANK



                             By:
                                              David L. Thomas
                                              Executive Vice President





                                    EMPLOYEE:


                                                                          (SEAL)
                                               Samuel J. Styons



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